UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2014

A.C. SIMMONDS AND SONS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On September 5, 2014, A.C. Simmonds and Sons Inc. (the “Company”) entered into a non-binding letter of intent (the “LOI”) with Environmental Waste International Inc. (“EWS”) regarding the proposed acquisition of all of the issued and outstanding common shares of EWS by the Company in exchange for shares of the Company’s common stock. The LOI was reported by the Company in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2014. The LOI provides for an exclusivity period of 30 days following the execution of the LOI (the “Exclusivity Period”) for the Company and EWS to negotiate a definitive agreement and complete their due diligence investigations.

On October 6, 2014, the Company and EWS entered into a letter agreement pursuant to which they have agreed to extend the Exclusivity Period until 5:00 p.m. (Eastern Time) on November 5, 2014; subject to the extension of the Exclusivity Period, the Company and EWS have mutually acknowledged and agreed that the LOI remains in full force and effect.

#       #       #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. SIMMONDS AND SONS INC.

Dated: October 10, 2014	By:	/s/ Jon Szczur
Name: Jon Szczur
Title: Chief Financial Officer